Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
of
AWARE, INC.

Amended and Restated as of December 6, 2007.

ARTICLE I
Shareholders

Section 1.1    Annual Meetings. The annual meeting of Shareholders shall be held on the third Wednesday in May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 a.m. unless a different day or hour is fixed by the Board of Directors or the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization, or these By-Laws, may be specified by the Board of Directors or Chief Executive Officer or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Notwithstanding any other provision in these By-Laws, the Board of Directors may change the date, time and place of any annual or special meeting of the Shareholders (other than a special meeting called upon the written application of Shareholders (a “Meeting Requested by Shareholders”)) prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Shareholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Shareholders).

Section 1.2    Special Meetings. Subject to the rights of the holders of any class or series of preferred shares of the Corporation, special meetings of Shareholders entitled to vote may be called by the President or by the Chief Executive Officer or by the Board of Directors. So long as the Corporation does not have a class of voting shares registered under the Securities Exchange Act of 1934, as amended (including any successor statute, the “Exchange Act”), upon written application of one or more Shareholders who hold at least ten percent (10%) in interest of the shares entitled to vote at the meeting, special meetings of the Shareholders entitled to vote shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer. If the Corporation does have a class of voting shares registered under the Exchange Act, upon written application of one or more Shareholders who hold at least thirty-five percent (35%) in interest of the shares entitled to vote at the meeting, special meetings of the Shareholders entitled to vote shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer. The call for the meeting shall state the place, date, hour and purposes of the meeting. Business transacted at any special meeting of the Shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 1.3    Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation unless a different place within the United States is fixed by the Board of Directors or the Chief Executive Officer or the President and stated in the notice of the meeting.

In addition, the Board of Directors may authorize that any Shareholder or proxy not physically present at a meeting may participate in the meeting by means of remote communication and, if so authorized, such Shareholder shall be deemed present in person and entitled to vote. In the event that any Shareholder or proxy is permitted to participate in a meeting by means of remote electronic communication: (i) the Corporation shall implement reasonable measures to verify that each person present and permitted to vote at a meeting by means of remote communication is a Shareholder or proxy; (ii) the Corporation shall implement reasonable measures to provide such Shareholders and proxies a reasonable opportunity to participate in the meeting and vote; and (iii) if a Shareholder or proxy votes or takes other action by means of remote communication at the meeting, a record of the vote or other action shall be maintained by the Corporation.

Section 1.4    Notice of Meeting. A written notice of the place, date and hour of all meetings of Shareholders stating the purposes of the meeting shall be given at least seven (7) days, and not more than sixty (60) days, before the meeting by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors, to each Shareholder entitled to vote thereat and to each Shareholder who by law, the Articles of Organization or these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the Corporation, or by electronic means. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the Shareholder’s residence or usual place of business, it shall be deemed given when so left. If notice is given by electronic means, it must be directed to an electronic mail address furnished to the Corporation by the Shareholder for the purpose of receiving notice. All notices shall state the place, date and hour of the meeting, and if it is a special meeting, the purposes for which the meeting is called. No notice need be given to any Shareholder if a written waiver of notice, executed before or after the meeting by the Shareholder or his authorized attorney, is filed with the records of the meeting. A waiver of notice of any meeting need not specify the purposes of such meeting. Every Shareholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof. In the case of a special meeting of Shareholders requested by Shareholder(s) pursuant to Article I, Section 1.2 of these By-Laws, on payment by those Shareholder(s) to the Corporation of the costs of notice of the meeting as provided in this Section 1.4, the Secretary shall send the written notice to each Shareholder entitled to vote thereat and to each Shareholder who by law, the Articles of Organization or these By-Laws is entitled to such notice.

Section 1.5    Notice of Shareholder Business at a Meeting of the Shareholders. The following provisions of this Section 1.5 shall apply to the conduct of business at any meeting of the Shareholders.  As used in this Section 1.5,the term annual meeting shall include a special meeting in lieu of an annual meeting.

(a)        At any meeting of the Shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 1.5, who is entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 1.5.

(b)                   For business to be properly brought before any meeting of the Shareholders by a Shareholder pursuant to clause (iii) of paragraph (a) of this Section 1.5, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a Shareholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date specified in Section 1.1above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of an annual meeting of Shareholders is to be held on a date prior to the date specified in Section 1.1 above, and if less than seventy (70) days’ notice or prior public disclosure of the date of such special meeting in lieu of an annual meeting is given or made, notice by the Shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such special meeting in lieu of an annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of an annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting.  A Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the Corporation’s books, of the Shareholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other Shareholders or beneficial owners known by such Shareholder to be supporting such proposal, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other Shareholders or beneficial owners known by such Shareholder to be supporting such proposal, and (z) any material interest of such Shareholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other Shareholders or beneficial owners known by such Shareholder to be supporting such proposal in such proposed business, to the extent known by such Shareholder.

(c)            Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.5.  The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.5, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.5.

This Section 1.5 shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as provided in these By-Laws.

Section 1.6    Quorum. The holders of a majority in interest of all shares issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. The vote of a majority in interest of any quorum shall be sufficient to transact business unless otherwise provided by law, the Articles of Organization, or these By-Laws. If two or more classes of shares are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the shares of that class issued, outstanding and entitled to vote, present in person or represented by proxy.

Section 1.7    Voting. Shareholders entitled to vote shall have one vote for each share entitled to vote held by them of record according to the records of the Corporation, and a proportionate vote for each fractional share so held, unless otherwise provided or required by law, the Articles of Organization or these By-Laws. The vote for each share held in the name of two or more persons shall be cast in accordance with the decision of any one of them unless at or prior to the time the vote is cast the Corporation receives a specific written notice to the contrary from any one of them (which notice to the contrary need not be in writing if given in person at the meeting at which the vote is to be cast), in which case the vote for each share held in the name of such persons shall be cast in accordance with the decision of a majority of such persons.  The Corporation shall not directly or indirectly vote any of its own shares. The Corporation may, however, vote any shares, including its own shares, held by it, directly or indirectly, in a fiduciary capacity; provided, however, that no provision of these By-Laws shall be construed to limit the voting rights and powers relating to shares held pursuant to a plan which is intended to be an “employee shares ownership plan” as defined in the Internal Revenue Code, as now or hereafter in effect.

Section 1.8    Action at Meeting. When a quorum is present, a majority of the shares present or represented and voting on a matter, (or if there are two or more classes or series of shares entitled to vote as separate classes or series, then in the case of each such class or series, a majority of the shares of that class or series present or represented and voting on a matter,) shall decide any matter to be voted on by the Shareholders, except where a larger vote is required by law, the Articles of Organization or these By-Laws. Any election to any office by Shareholders shall be determined by a plurality of the votes cast by the Shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election.

Section 1.9    Electronic Action. Any vote, consent, waiver, proxy appointment or other action by a Shareholder shall be considered given in writing, dated and signed if it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine: (a) the date the transmission was sent; and (b) that the sender of the transmission was the relevant Shareholder, proxy, or agent, or a person authorized to act on any of their behalf.  The date on which the electronic transmission was sent shall be considered the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Shareholders.

Section 1.10    Proxies. Any Shareholder entitled to vote may vote either in person or by proxy appointed by written appointment form signed by the Shareholder. An appointment form shall be valid for the period stated therein, or, if no period is stated, for a period of eleven (11) months from the date the Shareholder signed the form, or (if undated) the date of its receipt by the Secretary or other agent of the Corporation authorized to tabulate votes. Appointment forms shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, appointment forms appointing proxies for a particular meeting shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power; such appointment is revoked when the interest with which it is coupled is extinguished. An appointment form with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the appointment the Corporation receives a specific written notice to the contrary from any one of them. In the event an attempt is made to cast conflicting votes, in person or by exercise of an appointment form, by the several persons in whose names the shares stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such shares if a majority does not agree.  An appointment form purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. An appointment form need not be sealed or attested.

Section 1.11    Vacancies. The Shareholders may, at a special meeting called for the purpose, choose a successor to a Director or other officer whose office may have become vacant by reason of his death, resignation, retirement, disqualification, removal from office, or otherwise, and the person so chosen shall displace any successor thereto chosen by the Board of Directors pursuant to Article II, Section 2.7 hereof, and such successor chosen by the Shareholders shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor is chosen and qualified, or until his earlier death, resignation or removal.

Section 1.12    Adjournments. Any meeting of Shareholders may be adjourned to any other date, time or place at which a meeting of Shareholders may be held under these By-Laws by a majority of the votes properly cast upon the question, whether or not a quorum is present, or, if no Shareholder is present, by any officer entitled to preside at or to act as Secretary of such meeting, and the meeting may be held as adjourned without further notice. It shall not be necessary to notify any Shareholder of any adjournment if the date, time or place of the adjourned meeting is announced at the meeting at which adjournment is taken, unless (i) the meeting of Shareholders is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting, or (ii) after the adjournment a new record date is fixed for the adjourned meeting. Any business which could have been transacted at any meeting of the Shareholders as originally called may be transacted at any adjournment thereof.

Section 1.13    Conduct of Business. The Chief Executive Officer or his designee, or, if the office of Chief Executive Officer shall be vacant, then a person appointed by the Board of Directors, shall preside at any meeting of Shareholders as the chairman of the meeting.  In addition to his powers pursuant to Section 1.5(c), the person presiding at any meeting of Shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

ARTICLE II
Directors

Section 2.1    Powers. The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the Shareholders by law, the Articles of Organization, or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the shares of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation to be paid to Directors for their service as Directors. The Board of Directors, or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.

Section 2.2    Number, Election, and Term of Office. The Board of Directors shall be composed of such number as shall be fixed from time to time by a vote of a majority of the entire Board of Directors; provided, however, that no decrease in the number comprising the entire Board of Directors made pursuant to this Section 2.2 shall shorten the term of any incumbent Director. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible. The Directors need not be Shareholders. At each annual meeting of Shareholders, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation, death or removal; provided, than in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of Directors may be held at any special meeting of the Shareholders called for that purpose.  Directors, except those appointed by the Board of Directors to fill vacancies, shall be elected by a plurality vote of the Shareholders, voting by ballot either in person or by proxy. As used in these By-Laws, the expression “entire Board of Directors” means the number of Directors in office at a particular time.

Section 2.3    Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are designated to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors. Unless the Board of Directors otherwise provides, the Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and of any committee of the Board of Directors to which he shall have been elected.

Section 2.4    Enlargement of the Board. The number of Directors may be increased at any meeting of the Shareholders or by the Directors by a vote of a majority of the Directors then in office.

Section 2.5    Resignation. Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the Chief Executive Officer or President or Secretary, except that no Director shall resign by delivering such resignation to himself. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.6    Removal. Any Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided that any Director elected by the holders of a particular class of shares may be removed from office only by vote of the holders of a majority of the shares of such class. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 2.7    Vacancies. If the office of any Director, or any other office, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, including by enlargement of the Board of Directors, the Board of Directors or remaining Directors if less than a quorum may, by vote of a majority of the Directors present at the meeting at which such election or appointment is made, choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor is elected or appointed and qualified, or until his earlier death, resignation or removal.

Section 2.8    Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board of Directors may from time to time determine, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. A regular meeting of the Board of Directors may be held without call or notice immediately following and at the same place as the annual meeting of the Shareholders or the special meeting held in lieu thereof.

Section 2.9    Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call of the meeting and may be called by the Chairman of the Board, Chief Executive Officer, President, Treasurer, two or more Directors, or one Director whenever he is the sole Director in office.

Section 2.10    Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, or by telegram, facsimile transmission or electronic mail at least forty-eight (48) hours in advance of the meeting addressed to him at his usual or last known business or residence address. Notice may also be given by mail provided it is mailed at least ninety-six (96) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting or waiver of a notice need specify the purposes of the meeting.

Section 2.11    Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. In the event that one or more directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of Directors constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

Section 2.12    Action at Meetings. At any meeting of the Board of Directors at which a quorum is present, the votes of a majority of those present shall be sufficient to take any action, except in any case where a larger vote is required by law, the Articles of Organization, or these By-Laws.

Section 2.13    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all Directors then in office consent to the action in writing signed by each Director, or by electronic transmission delivered to the Corporation to the address specified by the Corporation for the purpose or, if no address is specified, to the principal office of the Corporation addressed to the Secretary; provided, that such written consents and/or electronic transmissions shall be included in the minutes or filed with the records of the meetings of the Board of Directors reflecting the action taken. Action taken by written consent is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. Consents given in accordance with this provision shall be treated as a vote of the Directors for all purposes.

Section 2.14    Meetings by Telephone Conference Calls. Any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone (or similar communications equipment) by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting. In addition, any member of the Board of Directors not physically present at a Shareholder meeting may participate in such meeting by means of conference telephone (or similar communications equipment) by means of which all persons present in person at the meeting and the Director attending via conference call can hear each other at the same time, and participation by such means shall constitute presence in person at the Shareholder meeting.

Section 2.15    Committees. The Board of Directors may, by vote of a majority of the whole Board then in office, elect from their number an executive committee, an audit committee, a compensation committee, and other committees, and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization, or these By-Laws they are prohibited from delegating. Each committee shall consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as is possible in the same manner as is provided by these By-Laws for the Directors.

Section 2.16    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation therefor.

Section 2.17    Director Conflict of Interest. A conflict of interest transaction is a transaction with the Corporation in which a Director (an “Interested Director”) has a material direct or indirect interest.  Without limiting the interests that may create conflict of interest transactions, a Director has an indirect interest in a transaction if another entity in which he has a material financial interest or in which he is a general partner (a “Related Party”) is a party to the transaction, or if another entity of which he is a Director, officer, or trustee or in which he holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if: (a) the material facts of the transaction and the Director’s interest were disclosed or known to the Board or a committee of the Board, and the Board or committee authorized, approved or ratified the transaction by the vote of a majority of the Directors on the Board or committee who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified by a single Director; or (b) the material facts of the transaction and the Director’s interest were disclosed or known to the Shareholders entitled to vote and they authorized, approved, or ratified the transaction by the vote of a majority of the shares entitled to vote; or (c) the transaction was fair to the Corporation.  In the case of (b) above, shares owned by or voted under the control of any Interested Director or Related Party shall not be entitled to vote.  The provisions of this Section 2.17 supplement, and are in addition to, any provisions set forth in the Articles of Organization related to the subject matter of this Section 2.17.

ARTICLE III
Officers

Section 3.1    Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, if any, as the Board of Directors may in its discretion elect or appoint, including, without limitation, a Clerk and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 3.2    Election. The President, the Treasurer and the Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of Shareholders or special meeting in lieu thereof. Other officers, if any, may be elected or appointed by the Board of Directors at such meeting or at any other time.

Section 3.3    Qualification. None of the officers of the Corporation need be a resident of Massachusetts if the Corporation has a Resident Agent appointed for the purpose of service of process. Any officer may be a Director, Shareholder, or both. No officer need be a Director or a Shareholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Board of Directors may determine. The premiums for such bonds may be paid by the Corporation.

Section 3.4    Tenure. Except as otherwise provided by law, the Articles of Organization, or these By-Laws, the President, the Treasurer and the Secretary each shall hold office until the first meeting of the Board of Directors following the annual meeting of Shareholders or special meeting in lieu thereof and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until his earlier death, resignation or removal. Except as otherwise provided by law, the Articles of Organization, or these By-Laws, all other officers each shall hold office until the first meeting of the Board of Directors following the annual meeting of Shareholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until his earlier death, resignation or removal.

Section 3.5    Resignation. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the Chief Executive Officer or President or Secretary, except that no officer shall resign by delivering such resignation to himself. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.6    Removal. The Board of Directors may remove any officer from office with or without cause by vote of a majority of the Directors then in office. However, an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation; provided, however, that the foregoing provision shall not prevent an officer from obtaining damages from breach of any contract of employment legally binding upon the Corporation.

Section 3.7    Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of the President, the Treasurer and the Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified, or until his earlier death, resignation or removal.

Section 3.8    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. Unless otherwise provided by the Board of Directors, when present, the Chief Executive Officer shall preside at all meetings of the Shareholders.

Section 3.9    President and Vice Presidents. The President shall serve as the chief operating officer of the Corporation and shall have such powers and shall perform such other duties as the Board of Directors may from time to time designate. Unless the Board of Directors has designated the Chairman of the Board as Chief Executive Officer or has designated another person as Chief Executive Officer, the President shall also serve as the Chief Executive Officer of the Corporation. Any Vice President shall have such powers and shall perform such duties as the Board of Directors or the President may from time to time designate, and shall report to the President or Chief Executive Officer. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

Section 3.10    Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the President or the Chief Executive Officer and the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the President or Chief Executive Officer may otherwise provide. Any Assistant Treasurer shall have such powers as the Board of Directors, the President or the Chief Executive Officer or the Treasurer may from time to time designate, and shall report to the Treasurer.

Section 3.11    Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of the Shareholders and of the Board of Directors. Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept in Massachusetts, at the principal office of the Corporation or at his office, the shares and transfer records of the Corporation in which are contained the name and record address of and the number of shares held by each Shareholder. Any Assistant Secretary shall have such powers as the Board of Directors, the President or the Chief Executive Officer or the Secretary may from time to time designate. In the absence of the Secretary from any meeting of the Shareholders or any meeting of the Board of Directors, an Assistant Secretary if one be elected or appointed, otherwise a temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

Section 3.12    Other Powers and Duties. In addition to the duties and powers specifically set forth in these By-Laws and subject to these By-Laws, each officer shall have such duties and powers as are customarily incident to his office and such duties and powers as the Board of Directors or the Chief Executive Officer or the President may from time to time designate.

Section 3.13    Compensation. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV
Shares

Section 4.1    Issue of Authorized and Unissued Shares. Any unissued shares from time to time authorized under the Articles of Organization may be issued by vote of the Board of Directors.  The Board of Directors may determine the consideration for which shares are to be issued and the manner of allocating such consideration between capital and surplus, and, before the Corporation issues shares, shall determine that the consideration received or to be received is adequate.

Section 4.2    Share Certificates. Each Shareholder shall be entitled to a certificate in a form selected by the Board of Directors stating the number and the class and the designation of the series, if any, of the shares held by him, except that the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, to the extent permitted by law. Such certificate shall be signed by (i) the Chief Executive Officer or President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, either by manual or facsimile signatures, and shall bear the corporate seal or its facsimile. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

Every share certificate subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have noted conspicuously on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued as set forth in the Articles of Organization or a statement of the existence of such preferences, powers, qualifications and special and relative rights of the shares of each class and series, if any, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 4.3    Transfer of Shares. Subject to any restrictions imposed by the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party, and unless otherwise provided by the Board of Directors, shares shall be transferred on the books of the Corporation only, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Except as may be otherwise required by law, the Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. In anticipation of Shareholder's meetings, the declaration or payment of dividends, or the attachment to shares of any subscription or other rights, the transfer books of the shares of the Corporation may be closed for such period as the Board of Directors may from time to time determine. It shall be the duty of each Shareholder to notify the Corporation of his post office address and of his taxpayer identification number and his failure to do so shall constitute a waiver by him of the right to receive any dividend or distribution or any notices given to the Shareholders during the period that such failure continues.

Section 4.4    Record Date. The Board of Directors may fix in advance a time of not more than seventy (70) days, nor less than seven (7) days, before: (i) the date of any meeting of the Shareholders; or (ii) the date for the payment of any dividend or the making of any distribution to Shareholders; or (iii) the last day on which the consent or dissent of Shareholders may be effectively expressed for any purpose, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed, then the record date for determining Shareholders having the right to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is sent, at the close of business on the day before the day on which the meeting is held. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto. If any meeting of Shareholders is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting, the Board of Directors shall fix a new record date. If any meeting of Shareholders is adjourned to a date equal to or less than one hundred and twenty (120) days after the date fixed for the original meeting, the determination of Shareholders of record entitled to notice of or to vote at the original meeting shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.5    Replacement of Certificates. Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new share certificate may be issued in the place of any certificate alleged to have been lost, mutilated, or destroyed. They may, in their discretion, require the owner of a lost, mutilated, or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated, or destroyed share certificate.

Section 4.6    Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or a registrar or both for its shares of any class or series thereof and require all certificates for such shares to bear the signature or facsimile thereof of any such transfer agent or registrar.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1    Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31 of each year.

Section 5.2    Seal. The seal of the Corporation shall, subject to alteration by the Board of Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

Section 5.3    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the Chief Executive Officer or President or Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

Section 5.4    Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or Treasurer may on behalf of the Corporation vote or take any action with respect to shares or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation, and may appoint any person or persons to act as proxy or attorney in fact for the Corporation (with or without power of substitution) at any meeting thereof.

Section 5.5    Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and Shareholders, and the share and transfer records, which shall contain the names of all Shareholders and the record address and the number of shares held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Secretary or of its Resident Agent. Such copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Shareholder for any proper purpose but not to secure a list of Shareholders or other information for the purpose of selling such list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Shareholder, relative to the affairs of the Corporation.

Section 5.6    Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation, as from time to time amended or restated.

Section 5.7    Amendments. These By-Laws at any time may be amended by vote of the Shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which alters the provisions of these By-Laws with respect to removal of Directors, election of committees by Directors and delegation of powers thereto, or amendment of these By-Laws. Not later than the time of giving notice of the meeting of Shareholders next following the making, amendment or repealing by the Directors of any of these By-Laws, notice thereof stating the substance of such change shall be given to all Shareholders entitled to vote on amending these By-Laws.

Section 5.8    Indemnification of Officers and Directors. The Corporation shall, to the fullest extent permitted by law, indemnify each of its Directors and officers (including persons who serve at its request as Directors, officers, or trustees of another organization in which it has any interest as a Shareholder, creditor or otherwise or in any capacity with respect to any employee benefit plan), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director or officer, if: (a) he conducted himself in good faith and in the reasonable belief that his conduct was in the best interests of the Corporation or at least not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (b) he engaged in conduct for which he shall not be liable under the Articles of Organization; provided, however, that the Corporation shall not indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall be provided although the person to be indemnified is not currently a Director, officer, partner, trustee, employee or agent of the Corporation or such other organization or no longer serves with respect to any such employee benefit plan.

Notwithstanding the foregoing, no indemnification shall be provided unless a determination has been made that indemnification is permitted by law for a specific proceeding:

(a)    if there are two (2) or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom for such purpose shall constitute a quorum, or by a majority of the members of a committee of two (2) or more disinterested Directors appointed by vote; or

(b)    by special legal counsel selected either (i) in the manner prescribed in clause (a) above, or (ii) if there are fewer than two (2) disinterested Directors, by the Board of Directors, in which case Directors who do not qualify as disinterested Directors may participate in the selection; or

(c)    by the holders of a majority of the shares of the Corporation’s outstanding shares at the time entitled to vote for Directors, voting as a single voting group, exclusive of any shares owned by or voted under the control of any interested Director or officer.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or officer may be entitled; nothing contained in this section shall affect any rights to indemnification to which employees, independent contractors or agents, other than Directors and officers, may be entitled by contract or otherwise under law. As used in this paragraph, the terms “Director” and “officer” include their respective heirs, executors and administrators, and an “interested” Director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection of a Director or officer of the Corporation with respect to any acts or omissions of such Director or officer occurring prior to such repeal or modification. The right of indemnification herein provided may be incorporated into individual indemnification agreements between the Corporation and any Director or officer.

Section 5.9    Advance for Expenses. The Corporation shall, before final disposition of a proceeding and to the fullest extent permitted by law, advance funds to pay for or reimburse the reasonable expenses incurred by a Director, officer or other person who is a party to a proceeding for which he would be or may be entitled to indemnification as set forth in these By-Laws, provided that he delivers to the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct described in these By-Laws, and his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under applicable law and it is ultimately determined that he has not met the relevant standard for indemnification set forth in these By-Laws.

Section 5.10    Evidence of Authority. A certificate by the Secretary or any Assistant or temporary Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, Shareholders, Board of Directors, any committee of the Board of Directors, or share and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

Section 5.11    Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

Section 5.12    Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 5.13    Control Share Acquisition. Until such time as this section shall be repealed or these By-Laws shall be amended to provide otherwise, including, without limitation, during any time that the Corporation shall be an "issuing public corporation" as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of such Chapter 110D.

Section 5.14    Dividends. Except as otherwise provided by law or by the Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

Section 5.15    Ratification. Any action taken on behalf of the Corporation by the Directors or any officer or representative of the Corporation which requires authorization by the Shareholders or the Directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the Shareholders entitled to vote or by the Directors, as the case may be, at a meeting held in accordance with these By-Laws.

Section 5.16    Reliance Upon Books, Records and Reports. Each Director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the Director or officer reasonably believes to be within such person’s professional or expert competence, or (iii) in the case of a Director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  The fact that a Director or officer so performed his duties shall be a complete defense to any claim asserted against him by reason of his being or having been a Director or officer of the Corporation, except as expressly provided by statute.

Section 5.17    Terminology. For purposes of these By-Laws, the terms “Stockholder” and “Shareholder” have the same meaning and the terms “stock” and “shares” have the same meaning.